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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 5 to Registration Statement No. 333-180841 of our report dated April 20, 2012, relating to the consolidated financial statements of Southcross Energy LLC and the combined financial statements of Southcross Energy Predecessor (which report expresses an unqualified opinion and includes an explanatory paragraph related to Southcross Energy LLC's acquisition of entities and assets from Crosstex Energy, L.P. effective August 1, 2009), and of our report dated October 9, 2012, relating to the balance sheet of Southcross Energy Partners, L.P., appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, TX
October 9, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM